As filed with the Securities and Exchange Commission on February 22, 1999

                                                      Registration No. 333-69751
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                   ON FORM S-8
                                       TO
                                    FORM S-4

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                             DRS TECHNOLOGIES, INC.
             -----------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                   ----------

                    DELAWARE                                      132632319
------------------------------------------------             -------------------
(State or Other Jurisdiction of Incorporation or              (I.R.S. Employer
                  Organization)                              Identification No.)

                                   ----------

                                  5 SYLVAN WAY
                          PARSIPPANY, NEW JERSEY 07054
                                 (973) 898-1500
   (Address, Including Zip Code, of Registrant's Principal Executive Offices)

                                   ----------

                  NAI TECHNOLOGIES, INC. 1991 STOCK OPTION PLAN
           NAI TECHNOLOGIES, INC. 1993 STOCK OPTION PLAN FOR DIRECTORS
                  NAI TECHNOLOGIES, INC. 1996 STOCK OPTION PLAN
                              (Full Title of Plans)

                                   ----------

                            NINA LASERSON DUNN, ESQ.
             EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                             DRS TECHNOLOGIES, INC.
                                  5 SYLVAN WAY
                          PARSIPPANY, NEW JERSEY 07054
                                 (973) 898-1500
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent For Service)

                                   ----------

                        Copies of all Communications to:

        VIJAY S. TATA, ESQ.                   DAVID F. KROENLEIN, ESQ.
          ARNOLD & PORTER                 WHITMAN BREED ABBOTT & MORGAN LLP
          399 PARK AVENUE                          200 PARK AVENUE
      NEW YORK, NEW YORK 10022                NEW YORK, NEW YORK 10166
           (212) 715-1000                          (212) 351-3000


================================================================================

                                EXPLANATORY NOTE

      DRS Technologies, Inc. ("DRS") hereby amends its Registration Statement on Form S-4 (Registration No. 333-69751), effective as of January 25, 1999 (the "Registration Statement"), by filing this post-effective amendment on Form S-8 (this "Post-Effective Amendment No. 1") relating to 179,980 shares of common stock, par value $0.01 per share, of DRS (the "DRS Common Stock") issuable upon exercise of outstanding stock options (the "Options") granted under NAI Technologies, Inc. ("NAI") 1991 Stock Option Plan, 1993 Stock Option Plan for Directors and 1996 Stock Option Plan.

      The shares of DRS Common Stock issuable upon the exercise of the Options were registered under the Registration Statement.

      On February 19, 1999, DRS Merger Sub, Inc., a New York corporation and wholly-owned subsidiary of DRS, merged with and into NAI (the "Merger"). As a result of the Merger:

      (i)      NAI became a wholly-owned subsidiary of DRS;

      (ii) Each then outstanding share of common stock, par value $0.10 per share, of NAI (the "NAI Common Stock") was converted into the right to receive 0.25 of a share of DRS Common Stock; and

      (iii) Each then outstanding Option, whether vested or unvested, was assumed by DRS and now constitutes an option to acquire, on the same terms and conditions as were applicable under such Option prior to the Merger, the number of shares of DRS Common Stock equal to the product (rounded down to the nearest whole number) of 0.25 and the number of shares of NAI Common Stock subject to such Option prior to the Merger at a per share exercise price equal to four times the exercise price of such Option prior to the Merger.

                                     PART II

             INFORMATION NOT REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed by DRS with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference:

      (a)      DRS' Annual Report on Form 10-K for the year ended March 31,
               1998.

      (b) DRS' Quarterly Reports on Form 10-Q for the quarters ended June 30, 1998, September 30, 1998 and December 31, 1998.

      (c) DRS' Current Report on Form 8-K dated as of November 4, 1998, as amended by the Current Report on Form 8-K/A filed on January 4, 1999, and the Current Report on Form 8-K/A filed on January 6, 1999.

      (d) The description of DRS Common Stock contained in a registration statement on Form 8-A filed by DRS on July 13, 1983, and any amendments or reports filed for the purpose of updating such description.

      All documents filed by DRS after the date of this Post-Effective Amendment No. 1 pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all DRS Common Stock offered hereby has been sold or which deregisters such DRS Common Stock then remaining unsold, shall be deemed to be incorporated in this Post-Effective Amendment No. 1 by reference and shall be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Post-Effective Amendment No. 1 shall be deemed to be modified or superseded for purposes of this Post-Effective Amendment No. 1 to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Post-Effective Amendment No. 1 modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Post-Effective Amendment No. 1.


ITEM 4. DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      The consolidated financial statements and consolidated financial statement schedule of DRS as of March 31, 1998 and 1997, and for each of the years in the three-year period ended March 31, 1998, have been incorporated by reference in the Registration Statement in reliance upon the reports of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. To the extent that KPMG LLP audits and reports on financial statements of DRS issued in the future, and consents to the use of its report thereon, such financial statements will be incorporated by reference in the Registration Statement in reliance upon such reports given upon said authority as experts in accounting and auditing.

      The consolidated financial statements and schedule of NAI as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, have been included in the Registration Statement in reliance upon the report of KPMG LLP, independent certified public accountants, appearing in the Registration Statement, and upon the authority of said firm as experts in accounting and auditing.

      The report dated October 8, 1998, by PricewaterhouseCoopers LLP incorporated by reference in the Report on Form 8-K of DRS dated January 4, 1999, as amended, has been incorporated by reference in the Registration Statement in reliance upon the reports of PricewaterhouseCoopers LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

      Nina Laserson Dunn, Esq., Executive Vice President, General Counsel and Secretary of DRS, has delivered a legal opinion to the effect that the issuance and sale of DRS Common Stock offered hereby was duly authorized by DRS and that such DRS Common Stock will be validly issued, fully paid and nonassessable when issued. As of February 22, 1999, Ms. Dunn beneficially owned shares of DRS Common Stock and options to purchase additional shares of DRS Common Stock, which in the aggregate constitute less than 0.5% of the DRS Common Stock outstanding.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Set forth below is a description of certain provisions of DRS' Amended and Restated Certificate of Incorporation, as amended (the "Amended and Restated Certificate of Incorporation"), DRS' Amended and Restated Bylaws (the "Bylaws") and the General Corporation Law of the State of Delaware, as such provisions relate to the indemnification of the directors and officers of DRS. This description is intended only as a summary and is qualified in its entirety by reference to the Amended and Restated Certificate of Incorporation, the Bylaws, and the General Corporation Law of the State of Delaware.

      The Registrant's Amended and Restated Certificate of Incorporation provides that DRS shall, to the full extent permitted by Sections 102 and 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto and eliminates the personal liability of its directors to the full extent permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, as amended from time to time.

      Section 145 of the General Corporation Law of the State of Delaware permits a corporation to indemnify its directors and officers against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable for negligence or misconduct in the performance of his respective duties to the corporation, although the court in which the action or suit was brought may determine upon application that the defendant officers or directors are reasonably entitled to indemnity for such expenses despite such adjudication of liability.

      Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the ability of a director for any act or omission occurring prior to the date when such provision becomes effective.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.


ITEM 8. EXHIBITS.

      The exhibits listed on the Exhibit Index on page II-8 of this Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 have been previously filed, are filed herewith or are incorporated herein by reference to other filings.

ITEM 9. UNDERTAKINGS.

      DRS hereby undertakes:

      1. To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

           (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

           (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

           (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

           Provided, however, that the undertakings set forth in paragraphs 1(a) and 1(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by DRS pursuant to Section 13 or 15(d) of the Exchange Act, which are incorporated by reference in this Registration Statement.

      2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      4. That, for purposes of determining any liability under the Securities Act, each filing of DRS' annual report pursuant to Section 13(a) or
           Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of DRS pursuant to the foregoing provisions, or otherwise, DRS has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by DRS of expenses incurred or paid by a director, officer or controlling person of DRS in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, DRS will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, DRS certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Parsippany, State of New Jersey, on February 22, 1999.

Date:                                              DRS TECHNOLOGIES, INC.

February 22, 1999                                  By: /s/ Nina Laserson Dunn
                                                       ------------------------

                                                   Nina Laserson Dunn
                                                   Executive Vice President,
                                                   General Counsel and
                                                   Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of DRS in the capacities and on the dates indicated.

         SIGNATURE                             TITLE                           DATE
         ---------                             -----                           ----

Mark S. Newman*              Chairman of the Board                       February 22, 1999
------------------------     of Directors, President and
Mark S. Newman               Chief Executive Officer


Nancy R. Pitek*              Vice President, Finance and                 February 22, 1999
------------------------     Treasurer
Nancy R. Pitek


Stuart F. Platt*             Director                                    February 22, 1999
------------------------
Stuart F. Platt


Ira Albom*                   Director                                    February 22, 1999
------------------------
Ira Albom


Steven S. Honigman*          Director                                    February 22, 1999
------------------------
Steven S. Honigman


Donald C. Fraser*            Director                                    February 22, 1999
------------------------
Donald C. Fraser


William F. Heitmann*         Director                                    February 22, 1999
------------------------
William F. Heitmann


                                      II-6


Mark N. Kaplan*              Director                                    February 22, 1999
------------------------
Mark N. Kaplan


Eric J. Rosen*               Director                                    February 22, 1999
------------------------
Eric J. Rosen


*By: /s/ Nina Laserson Dunn  Attorney-in-fact                            February 22, 1999
    -----------------------
    Nina Laserson Dunn


                                  EXHIBIT INDEX

EXHIBIT
NUMBER                             DESCRIPTION
-------                            -----------

4.1 Certificate of Amendment of the Amended and Restated Certificate of Incorporation of DRS (previously filed as Exhibit 4.1 to the Registration Statement on Form S-4).
4.2 Amended and Restated Certificate of Incorporation of DRS, as filed April 1, 1996 (incorporated by reference to Exhibit 3.4 to DRS' Registration Statement No. 33-64641, Post-Effective Amendment No. 1).
4.3 Amended and Restated By-Laws of DRS, as of April 1, 1996 (incorporated by reference to Exhibit 3.8 to DRS' Registration Statement No. 33-64641, Post-Effective Amendment No. 1).
4.4   1991 Stock Option Plan of NAI.
4.5   1993 Stock Option Plan for Directors of NAI.
4.6   1996 Stock Option Plan of NAI.
5.1 Opinion of Nina Laserson Dunn, Esq. as to the legality of the securities being registered pursuant to this Registration Statement (previously filed as Exhibit 5.1 to the Registration Statement on Form S-4).
23.1  Consent of KPMG LLP, DRS' accountants.
23.2  Consent of KPMG LLP, NAI's accountants.
23.3 Consent of Nina Laserson Dunn, Esq. (included in the opinion previously filed as Exhibit 5.1 hereto).
23.4  Consent of PricewaterhouseCoopers LLP.
24.1 Power of Attorney of the directors and certain officers of DRS (previously filed as Exhibit 24.1 to the Registration Statement on Form S-4).


                                      II-8